         AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 11, 1999
                                                REGISTRATION NO. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  ------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  ------------

                           NATIONAL RECORD MART, INC.
             (Exact name of registrant as specified in its charter)

        DELAWARE                                                 11-2782687
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)

                                507 FOREST AVENUE
                          CARNEGIE, PENNSYLVANIA 15106
                                  412-276-6200

(Address, including ZIP Code, and telephone number, including area code, of registrant's principal executive offices)

                                  ------------

                                   CEO OPTIONS

                              WILLIAM A. TEITELBAUM
                             CHAIRMAN AND PRESIDENT
                           NATIONAL RECORD MART, INC.
                                507 FOREST AVENUE
                          CARNEGIE, PENNSYLVANIA 15106
            (Name, address, including ZIP Code, and telephone number,
                   including area code, of agent for service)

                                    Copy to:
                             ROBERT K. MORRIS, ESQ.
                          REED SMITH SHAW & MCCLAY LLP
                                435 SIXTH AVENUE
                         PITTSBURGH, PENNSYLVANIA 15219
                                  412-288-3126

                                  ------------

                         CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------
 Title of                                                 Proposed                  Proposed                 Amount of
Securities to be                   Amount to be       Maximum Offering          Maximum Aggregate          Registration
Registered                          Registered        Price per share*           Offering Price                 Fee
===========================================================================================================================
Common Stock,                      200,000 shs.            $0.10                   $  20,000
$.01  par value                    200,000 shs.            $2.50                     500,000
                                   -------                                           -------
                                   400,000 shs.                                     $520,000                  $153.40
---------------------------------------------------------------------------------------------------------------------------

     Pursuant to Rule 457(h), the proposed maximum aggregate offering price for shares subject to stock options outstanding is based on the option exercise price.
================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents have been filed by National Record Mart, Inc. (the "Company") with the Securities and Exchange Commission (the "SEC") (File No. 0-22074) and are incorporated herein by reference:

                  (a) The Company's latest annual report on Form 10-K for the fiscal year ended March 28, 1998; and

                  (b) All of the reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "1934 Act") since the end of the Company's fiscal year ended March 28, 1998.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed incorporated document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to exist or constitute a part hereof.


ITEM 4.  DESCRIPTION OF SECURITIES.

         The Company's Articles of Incorporation authorize the issuance of 2,000,000 shares of Preferred Stock, par value $.01 per share (the "Preferred Stock"), and 9,000,000 shares of Common Stock, par value $.01 per share (the "Common Stock"). All the issued and outstanding shares of the Common Stock are, and the shares registered hereunder will be, when issued and paid for, validly issued, fully paid and non-assessable. No shares of Preferred Stock have been issued.

         Voting Rights. Holders of Common Stock are entitled to one vote per share on all matters on which the holders of Common Stock are entitled to vote and do not have cumulative voting rights in the election of directors. The Company's Amended and Restated Certificate of Incorporation provides that the Board of Directors, without action of its stockholders, may issue up to 2,000,000 shares of Preferred Stock from time to time in one or more series. The Board of Directors is authorized to fix the voting rights, preferences, qualifications, privileges, limitations, restrictions, options, conversion rights and other special or relative rights thereof and the number of shares constituting any series and the designation of such series, without further vote or action by the stockholders.

         Transferability.  Shares of Common Stock are freely transferable.

         Dividend and Liquidation Rights. Dividends may be declared by the Board of Directors and paid on the Company's Common Stock out of funds legally available therefor in accordance with the provisions of the Delaware General Corporation Law (the "DGCL"), subject, however, to the rights of the holders of any Preferred Stock.

         In the event of the liquidation, dissolution or winding up of the Company, the holders of the Common Stock would be entitled to share equally and ratably in the assets of the Company available for distribution after the payment of all debts and liabilities of the Company.

         Miscellaneous. Holders of Common Stock have no preemptive, subscription, redemption or conversion rights and are not subject to assessment or further calls.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The DGCL permits a corporation's certificate of incorporation to provide that no director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for any breach of his or her fiduciary duty as a director; provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of a director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions that are not in good faith or involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. The Company's Certificate of Incorporation so provides.

         The Certificate of Incorporation of the Company also provides, in general, that the Company shall, to the fullest extent permitted by Section 145 of the DGCL, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for therein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person. Section 145 of the DGCL provides, in general, that any person may be indemnified by a corporation against expenses (including attorneys' fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred in connection with the defense or settlement of any threatened, pending or completed legal proceedings in which he or she is involved by reason of the fact the he or she is or was a director or officer of the corporation or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, if he or she acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe that his or her conduct was unlawful. If the legal proceeding, however, is by or in the right of the corporation, the person may not be indemnified in respect of any claim, issue or matter as to which he or she shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation unless a court determines otherwise.

         The foregoing discussion of the Company's Certificate of Incorporation and Section 145 of the DGCL is not intended to be exhaustive and is qualified in its entirety by reference to such Certificate and statute.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         The following exhibits are filed herewith or incorporated by reference herein, as indicated:


      Exhibit
        No.                  Description and Method of Filing
      --------               --------------------------------

        4.1 Amended and Restated Certificate of Incorporation of the Company, incorporated herein by reference to Exhibit 3.1 to the Company's registration statement on Form S-1 (No. 33-62622).

        4.2 Amendment to Restated Certificate of Incorporation of the Company, incorporated herein by reference to Exhibit 3.3 to the Company's Annual Report on Form 10-K for the fiscal year ended March 25, 1995.

        5.1 Opinion of Reed Smith Shaw & McClay LLP, regarding legality of shares of the Company's Common Stock being registered, filed herewith.

       23.1 Consent of Reed Smith Shaw & McClay LLP (contained in the opinion filed as exhibit 5.1 hereto).

       23.2 Consent of Ernst & Young LLP, independent auditors, filed herewith.

       24.1 Powers of Attorney (filed herewith as part of the signature pages) .


ITEM 9.  UNDERTAKINGS.

         (a)  The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on March 10, 1999.

                                         NATIONAL RECORD MART, INC.


                                         By /s/ William A. Teitelbaum
                                            William A. Teitelbaum
                                            Chairman of the Board, President and
                                            Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on March 10, 1999.

         KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Theresa Carlise and William A. Teitelbaum, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.


                  SIGNATURE                                               TITLE
/s/ William A. Teitelbaum
-------------------------------------------                   Chairman of the Board, President, Chief Executive
    William A. Teitelbaum                                     Officer and Director


/s/ Theresa Carlise
-------------------------------------------                   Senior Vice President, Chief Financial Officer,
    Theresa Carlise                                           Chief Accounting Officer  and Director


/s/ Samuel S. Zacharias
-------------------------------------------                   Director
    Samuel S. Zacharias


/s/ Irwin B. Goldstein
-------------------------------------------                   Director
    Irwin B. Goldstein

                                  EXHIBIT INDEX
                    (Pursuant to Item 601 of Regulation S-K)

      Exhibit
        No.                   Description and Method of Filing
      ------                  --------------------------------

        4.1 Amended and Restated Certificate of Incorporation of the Company, incorporated herein by reference to Exhibit 3.1 to the Company's registration statement on Form S-1 (No. 33-62622).

        4.2 Amendment to Restated Certificate of Incorporation of the Company, incorporated herein by reference to Exhibit 3.3 to the Company's Annual Report on Form 10-K for the fiscal year ended March 25, 1995.

        5.1 Opinion of Reed Smith Shaw & McClay LLP, regarding legality of shares of the Company's Common Stock being registered, filed herewith.

       23.1 Consent of Reed Smith Shaw & McClay LLP (contained in the opinion filed as exhibit 5.1 hereto).

       23.2 Consent of Ernst & Young LLP, independent auditors, filed herewith.

       24.1 Powers of Attorney (filed herewith as part of the signature pages).